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As filed with the Securities and Exchange Commission on July 19, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADAM.COM, INC.
(Exact name of registrant as specified in its charter)

Georgia	58-1878070
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1600 RiverEdge Parkway, Suite 800, Atlanta, Georgia 30328
(Address of Principal Executive Offices)    (Zip Code)

A.D.A.M. SOFTWARE, INC. AMENDED AND RESTATED
1992 STOCK OPTION PLAN
(Full Title of the Plan)

ROBERT S. CRAMER, JR.
Chairman of the Board and Chief Executive Officer
1600 RiverEdge Parkwy, Suite 800
Atlanta, Georgia 30328
(770) 980-0988 (telephone)
(770) 989-4970 (facsimile)
(Name, address, telephone number, including
area code, of agent for service)

Copies Requested to:
Jon H. Klapper, Esq.
Smith, Gambrell & Russell, LLP
1230 Peachtree Street, N.E.
Suite 3100, Promenade II
Atlanta, Georgia 30309-3592
(404) 815-3500 (telephone)
(404) 815-3509 (facsimile)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.01 par value	1,500,000 shares	$1.81	$2,715,000	$678.75

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low reported prices of the common stock on the Nasdaq National Market on July 16, 2001.

    This Registration Statement covers 1,500,000 additional shares of the $0.01 par value common stock of adam.com, Inc. (the "Company") issuable pursuant to the A.D.A.M. Software, Inc. Amended and Restated 1992 Stock Option Plan, for which previously filed Registration Statements on Form S-8 are effective. The contents of the Company's earlier Registration Statements on Form S-8, File No. 333-92403, as filed with the Securities and Exchange Commission (the "Commission") on December 9, 1999 and File No. 333-07785, as filed with the Commission on July 9, 1996, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

  1.
  The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

  2.
  The Company's Definitive Proxy Statement, dated June 8, 2001, as filed with the Securities and Exchange Commission (the "Commission") in connection with the Company's 2001 Annual Meeting of Stockholders;

  3.
  The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed with the Commission; and

  4.
  The Company's Registration Statement on Form 8-A, as filed with the Commission on October 11, 1995, to register the Company's $0.01 par value Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.

Item 8. Exhibits.

    The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description of Exhibit
5.1	Opinion of Smith, Gambrell & Russell, LLP.
10.1	Registrant's Amended and Restated 1992 Stock Option Plan (incorporated by reference from Registration Statement on Form S-1, Registration No. 33-96864).
10.2	Amendment to Registrant's Amended and Restated 1992 Stock Option Plan.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (contained on the signature page to this Registration Statement).

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 18th day of July, 2001.

ADAM.COM, Inc.
By:	/s/ ROBERT S. CRAMER, JR. Robert S. Cramer, Jr. Chairman of the Board and Chief Executive Officer

II–3

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Cramer, Jr. and Rafe Payne or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ ROBERT S. CRAMER Robert S. Cramer	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 18, 2001
/s/ RAFE PAYNE Rafe Payne	Controller and Corporate Secretary (Principal Financial and Accounting Officer)	July 18, 2001
/s/ LINDA B. DAVIS Linda B. Davis	Director	July 18, 2001
/s/ DANIEL S. HOWE Daniel S. Howe	Director	July 18, 2001
/s/ JOHN W. MCCLAUGHERTY John W. McClaugherty	Director	July 18, 2001
/s/ FRANCIS J. TEDESCO Francis J. Tedesco	Director	July 18, 2001

II–4

Exhibit Index

Exhibit Number	Description of Exhibit
5.1	Opinion of Smith, Gambrell & Russell, LLP.
10.2	Amendment to Amended and Restated 1992 Stock Option Plan.
23.1	Consent of PricewaterhouseCoopers LLP.

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Part II
  Item 3. Incorporation of Documents by Reference.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
Exhibit Index